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                                                                     EXHIBIT 1.1

                           Banc One HELOC Trust 1998-1

                                  $850,000,000

                 HELOC ASSET-BACKED CERTIFICATES, Series 1998-1

                            Banc One ABS Corporation
                                   (DEPOSITOR)

                             UNDERWRITING AGREEMENT

                               September 16, 1998


CREDIT SUISSE FIRST BOSTON CORPORATION
as Representative (the
"Representative") of the
Several Underwriters named herein
11 Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

         1. Introductory. Banc One ABS Corporation, an Ohio corporation (the "Depositor") and a wholly-owned subsidiary of BANC ONE CORPORATION, proposes to cause Banc One HELOC Trust 1998-1 (the "Trust") to issue and sell $850,000,000 principal amount of its HELOC Asset-Backed Certificates, Series 1998-1 (the "Certificates") to the several underwriters named in Schedule I attached hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative. The assets of the Trust include, among other things, a pool of adjustable rate home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans"), under certain home equity revolving credit line loan agreements (the "Credit Line Agreements") and secured by either first or second deeds of trust or mortgages on primarily one- to four-family residential properties (the "Mortgaged Properties"); the collections in respect of the Mortgage Loans received after August 31, 1998 (the "Cut-off Date"); property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") to be issued by MBIA Insurance Corporation (the "Insurer"); an assignment of the Depositor's rights under the Mortgage Loan Purchase Agreement (as defined herein); rights under certain hazard insurance policies covering the Mortgaged Properties; and certain other property.

         The Trust will be formed, and the Certificates will be issued, pursuant to a Pooling and Servicing Agreement to be dated as of August 31, 1998 (the "Pooling and Servicing Agreement") among the Depositor, Bank One, N.A., a national banking association, as servicer (the "Servicer") and The Bank of New York, as trustee (the "Trustee"). The Mortgage Loans and
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certain other assets of the Trust Fund will be sold by each of Bank One, N.A.,
Bank One, Arizona, N.A., Bank One, Wisconsin, Bank One, Indiana, N.A., Bank One, Illinois, N.A., Bank One, Kentucky, N.A., Bank One, Colorado, N.A., Bank One, Utah, N.A. and Bank One, West Virginia, N.A. (each, a "Seller" and together the "Sellers") to the Depositor pursuant to the Mortgage Loan Purchase Agreement to be dated as of August 31, 1998 (the "Mortgage Loan Purchase Agreement") among the Depositor and the Sellers and, by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement.

         This Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the letter agreement (the "Letter Agreement") attached as Exhibit A hereto and each agreement to which the Depositor and the Insurer are parties (the "Insurance Agreements") are collectively referred to herein as the "Basic Documents."

         Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

         2. Representations and Warranties of the Depositor. (a) The Depositor represents and warrants to and agrees with the Underwriters that:

                  (i) The Depositor has filed with the Securities and Exchange Commission (the "Commission"), a registration statement (No. 333-59845) on Form S-3, including a prospectus, relating to the Certificates, which has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Certificates as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." A "preliminary prospectus" means any form of prospectus, including any prospectus supplement, relating to the Certificates used prior to the date of this Agreement that is subject to completion.

                  (ii) On September 11, 1998, the effective date of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement the Registration Statement conform, and at the time of the filing of the Prospectus in accordance with Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to


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         statements in or omissions from any of such documents based upon (i)
         written information furnished to the Depositor by any Underwriter through the Representative specifically for use therein, it being understood that the only such information consists of the Underwriters' Information (as defined in Section 2(b)) or (ii) the Derived Information (as defined in Section 7 below) contained in the Current Report (as defined in Section 5(n) below) or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto). The Depositor acknowledges that any information furnished by any of the Underwriters specifically for use in the Registration Statement, any preliminary prospectus or the Prospectus is the Underwriters' Information (as defined in Section 2(b) below).

                  (iii) The Certificates meet the requirements for use of Form S-3 under the Act.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Depositor. The execution, delivery and performance of this Agreement and each of the other Basic Documents to which it is a party and the issuance and sale of the Certificates and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the properties of the Depositor is subject which could reasonably be expected to have a material adverse effect on the transactions contemplated herein. The Depositor has full corporate power and authority to cause the Trust to (a) authorize, the Trustee to execute and deliver the Certificates to the Seller and (b) sell the Certificates to the Underwriters, all as contemplated by this Agreement.

                  (v) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from or on behalf of the Depositor any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                  (vi) All material legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

                  (vii) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                  (viii) As of the Closing Date (as defined below), the representations and warranties of (a) the Depositor herein shall be true and correct in all material respects and (b) the Depositor, the Sellers and the Servicer in the Basic Documents to which each is a


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         party will be true and correct in all material respects and each such representation and warranty is so incorporated herein by reference.

                  (ix) The Certificates, when duly and validly authorized by the Depositor, and, when executed and authenticated as specified in the Pooling and Servicing Agreement, and delivered and paid for pursuant hereto will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

                  (x) As of the Closing Date, the Mortgage Loans and related property will have been duly and validly assigned to the Trustee in accordance with the Basic Documents; and when such assignment is effected, a duly and validly perfected transfer of all such Mortgage Loans will have occurred, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Depositor or the Sellers.

                  (xi) Neither the transfer from the Depositor to the Trustee, acting on behalf of the Trust, of the Mortgage Loans and other Trust Assets conveyed by it to the Trust pursuant to the Pooling and Servicing Agreement, nor the issuance, sale and delivery of the Certificates, nor the fulfillment of the terms of the Certificates, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the organizational documents of the Depositor or any material indenture or other material agreement or instrument to which the Depositor is a party or by which it or its properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Depositor or will result in the creation of any lien upon any material property or assets of the Depositor.

                  (xii) The Depositor has caused the Servicer to deliver to the Underwriters or to counsel for the Underwriters complete and correct copies of publicly available portions of the Consolidated Reports of Condition and Income of the Servicer for the close of business June 30, 1998, as submitted to the Board of Governors of the Federal Reserve System; except as set forth in or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the financial condition or results of operations of the Servicer since June 30, 1998.

                  (xiii) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Depositor of the Basic Documents and the execution, delivery and sale of the Certificates shall have been paid or will be paid by or on behalf of the Depositor at or prior to the Closing Date to the extent then due.

                  (xiv) The Depositor has filed the preliminary prospectus supplement relating to the Certificates pursuant to and in accordance with Rule 424(b).


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         (b) The Depositor hereby agrees with the Underwriters that, for all purposes of this Agreement, the only information furnished to the Depositor by the Underwriters specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, are the final two paragraphs on the cover page of, statements with respect to stabilization on the second page of, and the statements under the caption "Underwriting" in, the preliminary prospectus and the Prospectus (collectively, the "Underwriters' Information").

         3. Purchase, Sale and Delivery of the Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, the entire principal amount of the Certificates set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price of 99.75% of the principal amount thereof. The Investor Certificate Rate for each Interest Period shall equal one-month LIBOR for such Interest Period (determined in accordance with the Pooling and Servicing Agreement) plus 0.25%.

         The Depositor will deliver the Certificates to the Representative, for the account of the Underwriters, against payment of the purchase price to or upon the order of the Depositor by wire transfer or check in Federal (same day) Funds, at the office of Orrick, Herrington & Sutcliffe, LLP, 666 Fifth Avenue, New York, New York 10103 at 10:00 a.m., New York time on September 24, 1998, or at such other time not later than seven full business days thereafter as the Representative and the Depositor determine, such time being herein referred to as the "Closing Date." The Certificates to be so delivered will be initially represented by one or more Certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC") or one of the relevant depositories. The interests of beneficial owners of the Certificates will be represented by book entries on the records of, as directed by the Representative, DTC in the United States or Cedel Bank, societe anonyme or the Euroclear System in Europe, and participating members thereof. Definitive Certificates will be available only under the limited circumstances specified in the Pooling and Servicing Agreement.

         4. Offering by the Underwriters. It is understood that, the several Underwriters propose to offer the Certificates for sale to the public (which may include selected dealers) on the terms set forth in the Prospectus.

         5. Covenants of the Depositor. The Depositor covenants and agrees with the several Underwriters that:

         (a) The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Depositor will advise the Representative promptly of any such filing pursuant to Rule 424(b).


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         (b) The Depositor will advise the Representative promptly of any proposal (on or prior to any date within 90 days of the date of the Prospectus) to amend or supplement the Registration Statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of the Representative, which consent shall not be unreasonably withheld or delayed; the Depositor will also advise the Representative promptly of any request by the Commission (on or prior to any date within 90 days of the date of the Prospectus) for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Depositor will also advise the Representative promptly of the effectiveness of the Registration Statement (if the effective time is subsequent to the execution of this Agreement) and of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose and the Depositor will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

         (c) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Depositor promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Neither the consent of the Representative to, nor the delivery by the Representative of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (d) The Depositor will timely prepare and file all periodic reports required to be filed pursuant to Section 15(d) of the Exchange Act as interpreted by the Commission through certain No-Action Letters, on behalf of the Trust, with the Commission until no longer required to do so as permitted by
Section 15(d) of the Exchange Act.

         (e) The Depositor will furnish to the Representative and its counsel copies of the Registration Statement (including all exhibits), each related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.

         (f) The Depositor will take all actions which are reasonably necessary to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that in no event shall the Depositor be obligated to qualify as a foreign corporation or to execute a general or unlimited consent to service of process in any such jurisdiction.


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         (g) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Depositor will deliver to the Representative, if requested, the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

         (h) So long as any of the Certificates are outstanding, the Depositor will furnish to the Representative (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Certificateholders or filed with the Commission on behalf of the Trust pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor as the Representative may reasonably request only insofar as such information reasonably relates to the Registration Statement or the transactions contemplated by the Basic Documents.

         (i) On or before the Closing Date, the Depositor shall and shall cause each Seller to mark each of its respective books and records (including any computer records) relating to the Mortgage Loans to show the absolute ownership by the Trustee on behalf of the Trust of the Mortgage Loans, and from and after the Closing Date none of the Depositor, the Sellers or the Servicer, shall take any action inconsistent with the ownership by the Trustee on behalf of the Trust of such Mortgage Loans, other than as permitted by the Pooling and Servicing Agreement.

         (j) To the extent, if any, that any of the ratings provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, on or prior to the Closing Date, the Depositor shall furnish such documents and take any such other actions. A copy of any such document shall be provided to the Representative at the time it is delivered to the rating agencies.

         (k) For the period beginning on the date of this Agreement and ending on the Closing Date, neither the Depositor nor any Affiliate or trust originated, directly or indirectly, by the Depositor or any Affiliate (or any trust, partnership or other entity sponsored by the Depositor or any Affiliate or in which the Depositor or any Affiliate is a partner or a stockholder) will, without the prior written consent of the Representative, offer to issue or issue notes collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, Mortgage Loans; provided, however, that except as otherwise provided by the Basic Documents, this shall not be construed to prevent (i) the sale of Mortgage Loans by any Affiliate of the Depositor to any person or (ii) any sales or grants of participations in and to Mortgage Loans by one or more Affiliates of the Depositor to one or more other Affiliates of the Depositor.

         (l) The Depositor will apply the net proceeds of the sale of the Certificates that it receives in the manner set forth in the Prospectus under the caption "Use of Proceeds."


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         (m) The Depositor will pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) the printing and filing of the documents (including the Registration Statement, preliminary prospectuses and Prospectus), (ii) the preparation, issuance and delivery of the Certificates to the Representative,
(iii) the fees and disbursements of the Depositor's counsel and accountants,
(iv) the qualification of the Certificates under securities laws in accordance with the provisions of Section 5(f), including filing fees and the fees and disbursements of counsel for the Representative in connection therewith and in connection with the preparation of any blue sky or legal investment survey, if any is requested, (v) the printing and delivery to the Underwriters, of copies of the Registration Statement as originally filed and of each amendment thereto,
(vi) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Certificates, (vii) any fees charged by rating agencies for the rating of the Certificates, and (viii) the fees and expenses of Orrick, Herrington & Sutcliffe, LLP.

         (n) To the extent that any Underwriter (i) has provided Collateral Term Sheets to the Depositor that such Underwriter has provided to a prospective investor, the Depositor has filed such Collateral Term Sheets (as defined in Section 7 below) as an Exhibit to a Current Report on Form 8-K within two business days of its receipt thereof, (ii) has provided Structural Term Sheets or Computational Materials to the Depositor that such Underwriter has provided to a prospective investor, the Depositor will file or cause to be filed with the Commission a report on a Current Report on Form 8-K containing such Structural Term Sheets and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is filed with the Commission pursuant to Rule 424 under the Act, or (iii) has provided Series Term Sheets (as defined in Section 7 below) to the Depositor that such Underwriter has provided to a prospective investor, the Depositor has filed such Series Term Sheets as an Exhibit to a Current Report on Form 8-K within two business days of its receipt thereof. The Current Reports on Form 8-K referred to in the preceding sentence are collectively referred to herein as the "Current Report."

         (o) On or prior to the date of issuance of the Certificates, the Depositor will obtain one or more certificate insurance policies (each, a "Policy") issued by the Insurer for the benefit of the holders of the Certificates.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Certificates will be subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties contained or incorporated herein, to the accuracy of the written statements of officers of the Depositor, made pursuant to the provisions of this Section, to the performance by the Depositor, of its obligations hereunder and to the following additional conditions precedent:

         (a) The Prospectus and any supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have


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been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or the Representative, shall be contemplated by the Commission.

         (b) The Representative shall have received a letter, on or prior to the date of this Agreement of Arthur Andersen LLP with respect to certain agreed-upon procedures, confirming that such accountants are independent public accountants within the meaning of the Act and the Rules and Regulations, and substantially in the form of the draft to which the Representative has previously agreed and otherwise in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change materially and adversely affecting (A) the property of the Trust taken as a whole or (B) the business or properties of the Depositor, the Sellers, the Servicer or BANC ONE CORPORATION which, in the reasonable judgment of a majority in interest of the Underwriters (including the Representative) in the case of either (A) or (B) makes it impractical or inadvisable to market the Certificates on the terms and in the manner contemplated in the Prospectus; (ii) any downgrading (other than a downgrade by Standard & Poor's, in connection with the "CreditWatch with negative implication" previously announced on September 3,
1998) in the rating of any debt securities of BANC ONE CORPORATION or any of its Affiliates by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of BANC ONE CORPORATION on any exchange or in the over-the-counter market; (v) any banking moratorium declared by Federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including the Representative), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates. It is understood that on or about October 1, 1998, BANC ONE CORPORATION will be merged with and into its wholly owned subsidiary, BANK ONE CORPORATION (the "Merger"). As a result, following such Merger, all references to BANC ONE CORPORATION as set forth in this Section 6(c) shall be deemed to be references to BANK ONE CORPORATION.

         (d) The Representative shall have received an opinion of counsel to the Depositor acceptable to the Representative and counsel for the Underwriters, dated the Closing Date, satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:


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                  (i) The Depositor has been duly organized and is validly
         existing as a corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and to enter into and perform its obligations under the Basic Documents to which it is a party.

                  (ii) The Depositor has duly authorized, executed and delivered the written order to the Trustee to execute and deliver the Certificates.

                  (iii) The Depositor has duly authorized, executed, and delivered the Basic Documents to which it is a party.

                  (iv) Neither the transfer of the property of the Trust by the Depositor to the Trustee on behalf of the Trust, nor the execution and delivery by the Depositor of the Basic Documents to which it is a party, nor the consummation by the Depositor of the transactions contemplated by the Basic Documents to which it is a party nor the performance by the Depositor of its obligations thereunder will (i) violate the articles of incorporation or the by-laws, each as amended, of the Depositor or (ii) violate or contravene the terms of applicable provisions of statutory law or regulation.

                  (v) To such counsel's knowledge, there are no actions, proceedings or investigations pending against the Depositor or threatened against the Depositor before any court, administrative agency, or tribunal (i) asserting the invalidity of the Trust or any of the Basic Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Basic Documents or the execution and delivery thereof, or (iii) that could reasonably be expected to materially and adversely affect the enforceability of the Basic Documents against the Depositor or the ability of the Depositor to perform its obligations thereunder.

                  (vi) No consent, license, approval, authorization or order of, or filing with, any court or governmental agency or body is required of the Depositor for the consummation of the transactions contemplated in the Basic Documents, except such consents, licenses, approvals, authorizations or orders as have been obtained or such filings as have been made and except where the failure to obtain the same would not have a material adverse effect upon the rights of the Certificateholders.

         Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they are admitted to practice only in the State of Ohio and that they are not admitted to the Bar in any other State, that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Ohio.


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         (e) The Representative shall have received the opinion of Orrick,
Herrington & Sutcliffe, special counsel to the Sellers and the Servicer, or such other counsel acceptable to the Representative and counsel for the Underwriters, dated the Closing Date, satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

                  (i) When the Certificates have been duly executed, delivered and authenticated in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to the Underwriting Agreement, the Certificates will be validly issued, outstanding and entitled to the benefits of the Pooling and Servicing Agreement, subject as to enforceability to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether in a proceeding at law or in equity).

                  (ii) The Basic Documents are legal, valid, and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

                  (iii) The Depositor is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus and the Underwriting Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

                  (iv) The Pooling and Servicing Agreement need not be qualified under the Trust Indenture Act and the Trust is not required to register under the Investment Company Act.

                  (v) The statements in the Prospectus under the headings "Summary -- Federal Tax Considerations," "Certain Federal Income Tax Consequences," "State Taxes," "ERISA Considerations," "Summary of Terms -- Federal Income Tax Considerations," "Federal Income Tax Considerations," "State Tax Considerations," "Summary of Terms--ERISA Considerations" and "ERISA Considerations," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and accurately describe the material consequences to holders of the Certificates under the Code and ERISA.

                  (vi) Such counsel shall state that they have participated in the preparation of the Registration Statement and that nothing has come to their attention to cause them to believe that the Registration Statement, as of the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date or the Closing Date, contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any view with respect to the financial, statistical or computational material contained in the Registration Statement or the Prospectus.

         Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they are admitted to practice only in the State of New York and that they are not admitted to the Bar in any other State, that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the General Corporate Law of the State of Delaware and the laws of the State of New York.

         (f) The Representative shall have received the opinion of counsel to the Sellers and the Servicer acceptable to the Representative and counsel for the Underwriters, dated the Closing Date, satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

                  (i) Each of the Sellers and the Servicer has been duly organized and is validly existing as a national banking association (except in the case of Bank One, Wisconsin which is a Wisconsin state bank) in good standing under the laws of the United States of America (or in the case of Bank One, Wisconsin the laws of the state of Wisconsin), with corporate power and authority to own its properties, to conduct its business as now conducted and as proposed to be conducted by it and to enter into and perform its obligations under the Basic Documents to which it is a party and the Servicer has the power, authority and legal right to service the Mortgage Loans.

                  (ii) The Servicer has obtained all necessary licenses and approvals in each jurisdiction in which the failure to obtain such licenses or approvals would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, any Basic Documents to which it is a party.

                  (iii) Each of the Sellers and the Servicer has duly authorized, executed and delivered the Basic Documents to which it is a party, and the Basic Documents to which it is a party are the legal, valid and binding obligations of each of the Sellers and the Servicer, as applicable, enforceable against each of the Sellers and the Servicer, as applicable, in accordance with the respective terms thereof, subject as to enforceability, to the effects of applicable insolvency, receivership, conservatorship and other similar laws affecting the rights of creditors' generally or the rights of creditors of institutions the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") and subject to general principles of equity (whether applied in a proceeding at law or in equity).

                  (iv) Neither the execution and delivery by any of the Sellers or the Servicer of any Basic Documents to which it is a party nor the consummation by any of the Sellers or the Servicer of the transactions contemplated therein nor the fulfillment of the terms thereof by any of the Sellers or the Servicer will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of association or by-laws of any of the Sellers or the Servicer or result in a violation of or contravene the terms of any statute, order or regulation applicable to any of the Sellers or the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

                  (v) To such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against any of the Sellers or the Servicer before or by any governmental authority that could reasonably be expected to materially and adversely affect the performance by any of the Sellers or the Servicer of its obligations under, or the validity or enforceability of, any Basic Documents to which any of the Sellers or the Servicer is a party.

                  (vi) Neither the execution and delivery by any of the Sellers or the Servicer nor the consummation by any of the Sellers or the Servicer of the transactions contemplated therein nor the fulfillment of the terms thereof by any of the Sellers or the Servicer will result in a breach, violation or acceleration of, or constitute a default under, any term or provision of any indenture or other agreement or instrument of which such counsel has knowledge after due inquiry to which any of the Sellers or the Servicer is a party or by which it is bound.

         Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the States of Wisconsin and New York.

         (g) The Representative shall have received an opinion addressed to it of Stroock & Stroock & Lavan LLP, in its capacity as special counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Certificates and such other related matters as the Representative shall reasonably require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (h) The Policy shall have been duly authorized, executed, issued and delivered by the Insurer, all fees due and payable to the Insurer as of the Closing Date shall have been paid in full at or prior to the Closing Date, and the Policy shall conform in all material respects to the description thereof in the Registration Statement and the Prospectus (and any supplements thereto).

         (i) The Representative shall have received the opinion of Shaw, Pittman, Potts & Trowbridge, counsel to the Insurer, or such other counsel acceptable to the Representative and counsel to the Underwriters, dated the Closing Date, satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                  (i) The Insurer is duly organized and validly existing under the laws of the jurisdiction of its incorporation, is duly qualified and/or licensed to do business in all jurisdictions where the nature of its operations as contemplated in the Insurance Agreements requires such qualification, and has the power and authority (corporate and other) to issue the Policy and to enter into the Insurance Agreements and to perform its obligations under the Insurance Agreements.

                  (ii) The execution, delivery and performance by the Insurer of the Insurance Agreements and the Policy have been duly authorized by all necessary corporate action on the part of the Insurer.

                  (iii) The execution, delivery and performance by the Insurer of the Insurance Agreements and the Policy do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any state or other governmental agency or authority which has not previously been effected.

                  (iv) The Insurance Agreements and the Policy have been duly authorized, executed and delivered by the Insurer, and constitute legal, valid and binding obligations of the Insurer, enforceable against the Insurer in accordance with their respective terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Insurer or the event of any moratorium or similar occurrence affecting the Insurer.

                  (v) The obligations of the Insurer under the Policy will rank equally with the general obligations and all other unsecured indebtedness of the Insurer outstanding on the Closing Date or thereafter that are not contractually subordinated to the payment of such obligations under the Policy.

                  (vi) The Policy is not required to be registered under the Act in connection with the offer and sale of the Certificates in the manner contemplated in the Prospectus.

         Such opinions may be subject to such counsel's customary practices and limitations relating to the scope of such counsel's participation in the preparation of the Registration Statement and the Prospectus and its investigation or verification of information contained therein, such counsel also shall state that it has no reason to believe that as of the Closing Date any of the information contained in the Prospectus in (x) the paragraph titled "The Certificate Insurer" under the heading "Summary" or (y) under the heading "The Certificate Insurer" includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial, numerical and statistical information contained therein as to which such counsel need express no opinion).

         (j) The Representative shall have received a certificate, dated the Closing Date, of a Vice President or more senior officer of the Insurer stating that such officer had no reason to believe that as of the Effective Date any of the information contained in the Prospectus in (x) the paragraph titled "Certificate Insurer" under the heading "Summary" or (y) under the heading "The Certificate Insurer" includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) On or prior to the Closing Date, there has been no downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or
(ii) any review or possible change in rating, the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization" (as such term is defined for purposes of the Exchange Act).

         (l) The Representative shall have received from counsel an opinion or opinions of counsel dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, as to the income tax treatment of the Certificates in Ohio.

         (m) The Representative shall have received an opinion of counsel to the Trustee acceptable to the Representative and counsel for the Underwriters, dated the Closing Date, in form and in substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

                  (i) The Certificates have been duly executed, authenticated and delivered by the Trustee in accordance with the terms of the Pooling & Servicing Agreement.

                  (ii) The Trustee is a banking corporation validly existing under the laws of the state of New York and has the full power and authority to enter into, and to take all action required of it, under the Pooling and Servicing Agreement.

                  (iii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery of such document by all other parties thereto, constitutes the legal, valid and binding agreement of the Trustee, except as enforceability thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of rights of creditors against the Trustee generally, as such laws would apply in the event of bankruptcy, insolvency, liquidation, receivership or reorganization or any moratorium or similar occurrence affecting the Trustee, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                  (iv) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against the Trustee under the Pooling and Servicing Agreement before any court, administrative agency or other tribunal (A) asserting the invalidity of the Pooling and Servicing Agreement or the Certificates, or (B) seeking to prevent the issuance of the Certificates or consummation of any of the transactions contemplated by the Pooling and Servicing Agreement or the Certificates, or (C) that might materially or adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement and the Certificates.

                  (v) The execution and delivery of the Pooling and Servicing Agreement by the Trustee and the performance by the Trustee of its terms do not conflict with or result in a violation of (a) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Trustee, or (b) the articles of association and by-laws of the Trustee.

                  (vi) No consent, approval or authorization of, filing or registration with, or notice to, any court or governmental agency or regulatory authority is required for the Trustee in connection with the execution and delivery of, performance under, or compliance with, the Pooling and Servicing Agreement or the Certificates.

         (n) The Representative shall have received copies of each opinion (including without limitation, opinions with respect to true sale, FDIA and perfection in Mortgage Loans) of counsel delivered to either rating agency or the Insurer, together with a letter addressed to the Representative, dated the Closing Date, to the effect that each Underwriter may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

         (o) The Underwriters shall have received certificates dated the Closing Date of each of the Depositor, the Sellers, and the Servicer, executed by any one of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of each of the Depositor, the Sellers, and the Servicer, in which such officer of the Depositor, the Sellers, and the Servicer, as the case may be, shall state that, (i) to the best of its knowledge after reasonable investigation, the representations and warranties of the Depositor, the Sellers, and the Servicer, as applicable, contained in the Basic Documents to which each is a party, are true and correct in all material respects, (ii) that the Depositor, the Sellers, or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its respective part to be performed or satisfied under such agreements at or prior to the Closing Date, (iii) in the case of the certificate from the Depositor only, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) since June 30, 1998, except as may be disclosed in the Prospectus or in such certificate and except with respect to Standard & Poor's placing the debt securities of BANC ONE CORPORATION on "CreditWatch with negative implication," no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Depositor, the Sellers, or the Servicer, has occurred.

                  (p) The Underwriters shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the appropriate filing offices reflecting the transfer of the interest in the Mortgage Loans and the proceeds thereof from the Sellers to the Depositor and from the Depositor to the Trustee on behalf of the Trust.

                  (q) The Certificates shall be rated at least "AAA" or its equivalent by Moody's Investors Services, Inc. and Standard & Poor's, a division of The McGraw Hill Companies, Inc., and neither corporation shall have placed the Certificates under surveillance or review with possible negative implications.

                  (r) The issuance of the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Depositor.

                  (s) The Representative shall have received, upon execution hereof, the duly executed agreement of Bank One, N.A. in the form attached as Exhibit A.

                  (t) The Depositor will provide or cause to be provided to the Representative such conformed copies of such of the foregoing opinions, certificates, letters and documents as the Representative shall reasonably request.

                  7. Computational Materials. Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

                  (a) It either (A) has not provided any potential investor with a Collateral Term Sheet (that is required to be filed with the Commission within two business days of first use under the terms of the Public Securities Association Letter as described below), or (B) has, substantially contemporaneously with its first delivery of such Collateral Term Sheet to a potential investor, delivered such Collateral Term Sheet (in hard copy and on computer disk) to the Depositor or its counsel.

                  (b) It either (A) has not provided any potential investor with a Structural Term Sheet, Series Term Sheets or Computational Materials, or (B) has promptly provided any such

Structural Term Sheet, Series Term Sheets or Computational Materials (in hard copy and on computer disk) to the Depositor or its counsel.

                  (c) Each Collateral Term Sheet bears a legend indicating that the information contained therein will be superseded by the description of the collateral contained in the Prospectus Supplement and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets.

                  (d) Each Structural Term Sheet, Series Term Sheet and all Computational Materials bear a legend substantially as follows (or in such other form as may be agreed prior to the date of the this Agreement):

                  This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Information contained herein is confidential and provided for information only, does not purport to be complete and should not be relied upon in connection with any decision to purchase the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions including, with respect to any description of the securities or the underlying assets, the information contained in the final Prospectus and accompanying Prospectus Supplement. Offers to sell and solicitations of offers to buy the securities are made only by the final Prospectus and the related Prospectus Supplement.

                  (e) It (at its own expense) agrees to obtain and provide to the Depositor one or more accountants' letters relating to the Collateral Term Sheets, Structural Term Sheets, Series Term Sheets and Computational Materials, which accountants' letters shall be addressed to the Depositor.

                  (f) It has not, and will not, without the prior written consent of the Depositor, provide any Collateral Term Sheets, Structural Term Sheets, Series Term Sheets or Computational Materials to any investor after the date of this Agreement.

                  (g) Any Series Term Sheets, Collateral Term Sheet, Structural Term Sheet, Series Term Sheet or Computational Materials do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that any such misstatement or omission results from a Depositor Error (as defined in Section 8 below).

                  For purposes of this Agreement, "Series Term Sheets," "Collateral Term Sheets" and "Structural Term Sheets" shall have the respective meanings assigned to them (a) in the case of Series Term Sheets, in the no-action letter addressed to Greenwood Trust Depositor, Discover Card Master Trust I dated April 5, 1996, and (b) in the case of Collateral Term Sheets and Structural Term Sheets, in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, are publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. "Computational Materials" has the meaning assigned to it in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association.

                  For purposes of this Agreement, as to each Underwriter, the term "Derived Information" means such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that is not contained in either (i) the final Prospectus taking into account information incorporated therein by reference (other than information incorporated by reference from the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) any computer tape furnished by the Depositor (the "Computer Tape").

                  (h) It has not delivered any Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials to any investors in the Certificates.

                  8. Indemnification and Contribution.

                  (a) The Depositor will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents (x) in reliance upon and in conformity with the Underwriters' Information or (y) with respect to Derived Information included in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) from an error or material omission in the information concerning the characteristics of the Mortgage Loans furnished by or on behalf of the Depositor to the Underwriters for use in the preparation of any Collateral Term Sheet, Structural Term Sheet, Series Term Sheet or Computational Materials (the "Depositor Provided Information"), which error was not superseded or corrected by the delivery to the Underwriters of corrected written or electronic information, or for which the Depositor provided written notice of such error to the Underwriters prior to the confirmation of the sale of the applicable Certificates (any such uncorrected information a "Depositor Error"); provided, further, that the Depositor shall not be liable to any Underwriter to the extent that any such loss, claim, damage or liability of such Underwriter arises as a result of a misstatement or omission or alleged misstatement or omission in any related preliminary prospectus that was corrected in the Prospectus (and copies of which Prospectus were furnished to the Underwriters) and such Underwriter, if required by law, failed to give or send to the purchaser, at or prior to the written confirmation of sale, a copy of the Prospectus.

                  (b) (i) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Depositor against any and all losses, claims, damages or liabilities to which the Depositor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriters' Information.

                  (ii) Each Underwriter severally agrees, assuming (a) all information provided by the Depositor (including the Computer Tape and any other Depositor Provided Information) is accurate and complete in all material respects and (b) the Depositor's independent public accountants have determined that the Derived Information agrees with the Computer Tape, to indemnify and hold harmless the Depositor, against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information prepared by such Underwriter and incorporated by reference into the Registration Statement, or arise out of or are based upon the omission or alleged omission to state in such Derived Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof to the extent any such untrue statement or alleged untrue statement therein results directly from an error in the information on the Computer Tape or in any other information concerning the Mortgage Loans provided by the Depositor to any Underwriter in writing or through electronic transmission) and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties, except that in no event shall the indemnifying party be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action, suit, investigation, inquiry or proceeding and (ii) in any event, the indemnified party or parties shall be entitled, at its or their own expense to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability from any claims that are the subject matter of such action.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Certificates (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and or commissions received by the related Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Depositor under this Section shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor, to each officer of the Depositor who has signed the Registration Statement and to each person, if any, who controls the Depositor within the meaning of the Act.

                  9. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Depositor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 5(m) hereof and the respective obligations of the Depositor and the Underwriters pursuant to Section 8 shall remain in effect. If for any reason the purchase of the Certificates by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (iii), (v) and (vi) of Section 6(c) or Section 6(k), the Depositor will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Certificates.

                  10. Failure to Purchase the Certificates. If any Underwriter or Underwriters default in its obligations to purchase the principal amount of Certificates opposite such Underwriter's name on Schedule I hereto, and the aggregate principal amount that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Certificates, the Representative may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Certificates with respect to such default or defaults exceed 10% of the total principal amount of the Certificates, and arrangements satisfactory to the Representative are not made by the Depositor for the purchase of such Certificates by other persons within 48 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Depositor, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

                  11. Notices. Any written request, demand, authorization, direction, notice, consent or waiver shall be personally delivered or mailed certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice as aforesaid) and shall be deemed to have been duly given upon receipt, if sent to the Representative, when delivered to 11 Madison Avenue, 20th Floor, New York, New York 10010, Attention: Investment Banking Department -- Transactions Advisory Group (fax # (212) 318-0532), and if sent to the Depositor, when delivered to 150 East Gay Street, 20th Floor, Columbus, Ohio 43215, Attention: Dan Long (fax # (614) 248-9544).

                  12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligations hereunder.

                  13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by Representative under this Agreement will be binding upon all the Underwriters.

                  15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Depositor and the Underwriters in accordance with its terms.

                                   Very truly yours,


                                   BANC ONE ABS CORPORATION


                                   By:_________________________________
                                      Name:   Daniel A. Long, Jr.
                                      Title:  Vice President

The foregoing Underwriting
Agreement is hereby
confirmed and accepted as
of the date first written above.

CREDIT SUISSE FIRST BOSTON CORPORATION

By:_____________________________
   Name:   Nita S. Cherry
   Title:  Director

Acting on behalf of itself
and as Representative of
the several Underwriters

                                                                      SCHEDULE I


                                                           INITIAL PRINCIPAL
            UNDERWRITER                                  AMOUNT OF CERTIFICATES
            -----------                                  ----------------------
Credit Suisse First Boston Corporation                   $170,000,000
Banc One Capital Markets, Inc.                           $170,000,000
First Chicago Capital Markets, Inc.                      $170,000,000
Lehman Brothers Inc.                                     $170,000,000
Salomon Smith Barney Inc.                                $170,000,000

                                                                       EXHIBIT A

                                                              September 16, 1998

Credit Suisse First Boston Corporation
  as Representative of
  the Several Underwriters
11 Madison Avenue
New York, NY  10010

         Re: Underwriting Agreement dated September 16, 1998 (the "Underwriting Agreement") between Banc One ABS Corporation (the "Company") and Credit Suisse First Boston Corporation, as representative (the "Representative") of the Several Underwriters named therein (the "Underwriters")

Ladies and Gentlemen:

                  Pursuant to the Underwriting Agreement, the Company has undertaken certain financial obligations to the Underwriters. Any financial obligations of the Company (including all fees to be paid) under the Underwriting Agreement, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations"; provided, however, that "Joint and Several Obligations" shall mean only the financial obligations of the Company under the Underwriting Agreement (including without limitation the payment of money damages for a breach of any of the Company's representations, warranties or obligations, whether financial or otherwise).

                  As a condition of its execution of the Underwriting Agreement, the Representative has required the undersigned to acknowledge its joint-and-several liability with the Company for the payment of the Joint and Several Obligations under the Underwriting Agreement.

                  Now, therefore, the Representative on behalf of the Underwriters and BANC ONE CORPORATION, do hereby agree that:

                  (i) BANC ONE CORPORATION hereby agrees to be absolutely and unconditionally jointly and severally liable with the Company to the Underwriters for the payment of the Joint and Several Obligations.

                  (ii) BANC ONE CORPORATION may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Underwriters by the Company or another affiliate of BANC ONE CORPORATION

                  (iii) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof.

                  (iv) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  (v) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 of the Underwriting Agreement, and no other person will have any right or obligations hereunder.

                  (vi) Any written request, demand, authorization, direction, notice, consent, or waiver shall be personally delivered or mailed certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice as aforesaid) and shall be deemed to have been duly given upon receipt, if sent to the Representative, when delivered to 11 Madison Avenue, New York, NY 10010, Attention: Investment Banking Department--Transactions Advisory Group (fax # (212) 318-0532); and if sent to BANC ONE CORPORATION, when delivered to 150 East Gay Street, 20th Floor, Columbus, Ohio 43215, Attention: Dan Long (fax #
                           (614) 248-9544).

                  Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

                                   Very truly yours,

                                   BANC ONE CORPORATION


                                   By:______________________________
                                      Name:  Peter W. Atwater
                                      Title: Treasurer

Acknowledged and Agreed:

CREDIT SUISSE FIRST BOSTON CORPORATION


By:_____________________________
   Name:  Nita S. Cherry
   Title: Director

Acting on behalf of itself and as
Representative of the several
Underwriters.